Exhibit 10.18

BAF Latam Credit Fund B.V.
De Boelelaan 7, Amsterdam The Netherlands,
At. Analia Moreda
Luis Bonavita 1294, oficina 2210, CP 11.300 Montevideo Uruguay

OFFER LETTER– CAPITALIZATION

This Offer Letter, dated as of March 1, 2018 (this “Offer Letter”), relates to (i) the Participation Rights Agreement (the “PRA No. 1”) dated April 8, 2016, entered into by and among Bioceres S.A., a sociedad anónima organized and existing under the laws of Argentina (the “Company”) and Monsanto Argentina, S.R.L. (f/k/a Monsanto Argentina S.A.I.C., and hereafter “Monsanto”) and BAF Latam Trade Finance Fund B.V. (“BAF Latam”), which agreement was assigned to BAF Latam Credit Fund B.V.(“BAF Credit”); (ii) the Participation Rights Agreement (the “PRA No. 2”) dated October 14, 2016, entered into by and among the Company and BAF Latam, which agreement was assigned to BAF Credit; and (iii) the Participation Rights Agreement (the “PRA No. 3”, and together with the PRA No. 1 and PRA No. 2, the “Participation Rights Agreements”) dated October 14, 2016, entered into by and among the Company and BAF Latam, which agreement was assigned to a BAF Credit.

W I T N E S S E T H:

WHEREAS, the Company, Bioceres, Inc. and BAF Credit have entered into negotiations (a) to capitalize the amounts owed: (i) by the Company under the Loan Agreement and the Notes (each, as defined in the PRA No. 1), and (ii) by the Company pursuant to the Loan Documents (as defined in the PRA No. 2 and PRA No. 3, and together with the Loan Agreement and the Notes, the “Existing Debt Documents”), into shares of common stock of the Company (each a “New Security”, and, collectively, the “New Securities”), and (b) to terminate and release all obligations of the parties under the Existing Debt Documents and the Participation Rights Agreements.

NOW, THEREFORE, in consideration of the premises and the covenants and obligations contained herein, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Defined Terms.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Participation Rights Agreements.

Section 2.          Capitalization of Debt Obligations Under the Existing Debt Documents.

The Company hereby agrees that, within 30 days from the date hereof, the Company shall issue to BAF Credit New Securities (the “Capitalization”) at an issue price of US$7.91 per New Security in an amount equal to: (a) the sum of (i) the unpaid face amount of US$ 9,360,000 (the “April Loan Amount”), and accrued and unpaid interest, if any, on the April Loan Amount pursuant to the Loan Agreement and the Note (each, as defined in the PRA No. 1) as of February 9, 2018 (such date, the “Calculation Date”), and (ii) the unpaid principal amount of US$12,000,000 (the “October Loan Amount A”), and accrued and unpaid interest on the October Loan Amount A pursuant to the Loan Documents (as defined in the PRA No. 2) as of the Calculation Date; and (iii) the unpaid principal amount of US$20,000,000 (the “October Loan Amount B”), and accrued and unpaid interest on the October Loan Amount B pursuant to the Loan Documents (as defined in the PRA No. 3) as of the Calculation Date, divided by (b) 7.91 (the “Capitalized Securities”), in order to fully satisfy the Company’s debt obligations evidenced by the Existing Debt Documents

The Company represents and warrants that, at the time of their delivery to BAF Credit, all of the Capitalized Securities will have been duly authorized, validly issued, fully paid-in, and free of any liens or encumbrances.

Section 3.          Termination of Existing Debt Documents and Participation Rights Agreements.

Each of the Company, Bioceres, Inc. and BAF Credit hereby agrees that, upon receipt of the Capitalized Securities by BAF Credit, or who it may designate; provided, however, that such recipient shall not be a U.S. person (within the meaning of Rule 902 of the United States Securities Act of 1933, as amended), all amounts outstanding under the Existing Debt Documents shall be fully satisfied and extinguished, and all obligations, covenants, debts and liabilities of the Company and the Guarantors under the Existing Debt Documents shall be satisfied and discharged in full; the Existing Debt Documents and the Participation Rights Agreements shall be terminated and all persons obligated therefore, whether by guarantee or otherwise, shall be hereby released from all liability therefore.

Section 4.          Assignment of Preemptive Rights upon Initial Public Offering.

Upon issuance of, and simultaneously with the receipt of, the New Securities by BAF Credit, the latter shall execute and deliver an assignment of preemptive rights agreement substantially in the form of Exhibit A hereto, pursuant to which the preemptive rights associated with the New Securities will be assigned to AR Partners S.A. upon consummation of a Financing Event or of a Qualified Financing, as applicable.

Section 5.          Registration Rights Agreement Undertaking.

The Company hereby agrees to cooperate, negotiate in good faith and seek to execute promptly following the date hereof a long-form registration rights agreement (the “Registration Rights Agreement”) granting BAF Credit customary registration rights with respect to the New Securities owned by BAF Credit, which Registration Rights Agreement will include customary piggy-back and demand registration rights (including, without limitation, an obligation on the part of the Company to file, and have declared effective by the U.S. Securities and Exchange Commission, not later than December 31, 2018, a registration statement on Form F-1 covering BAF Credit’s New Securities (which may be a shelf registration statement at BAF Credit’s election), as well as customary rights regarding “shelf” registrations and underwritten offerings), and containing such other terms as are customary for transactions of this type and mutually acceptable and otherwise in form and substance acceptable to the BAF Credit.

Section 6.          Miscellaneous.

(a)          Counterparts.  This Offer Letter may be executed in any number of separate counterparts, each of which when so executed, accepted and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument.

(b)          Governing Law.  This Offer Letter shall be construed in accordance with and governed by the law of the State of New York, without giving effect to any conflict of laws principles that would require the application of the laws of another jurisdiction.

(c)          Jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or federal court of the United States sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Offer Letter, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)          Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Offer Letter.

This Offer Letter shall be deemed accepted by BAF Latam upon delivery of an acceptance letter in the form of Exhibit B hereto.

Bioceres S.A.

By:	/s/ Marcelo Carrique
Authorized Signatory

Bioceres S.A.

By:	/s/ Federico Trucco
Authorized Signatory

Acceptance of the Offer

Montevideo, March 1, 2018
BIOCERES S.A.
Address: Ocampo 210bis, Rosario, Santa Fe, República Argentina

BIOCERES INC
Address: 1209 Orange St., Wilmington, New Castle, Delaware 19801, USA

Ladies and Gentlemen:

The undersigned, BAF Latam Credit Fund B.V., hereby accepts your proposal of “Offer Letter —Capitalization”, executed by Bioceres SA and Bioceres Inc on the present date.

Sincerely yours,

/s/ Analía Moreda
BAF Latam Credit Fund B.V.
Analia Moreda
Attorney-in-fact

/s/ Dolores Beramendi
BAF Latam Credit Fund B.V.
Dolores Beramendi
Attorney-in-fact

EXHIBIT A

Form of Assignment of Preemptive Rights Agreement